AMENDMENT OF SOLICITATION / MODIFICATION OF CONTRACT
1. Contract Number Page of Pages POHC-2002-D-0003 1 2 2. Amendment/Modification Number 3. Effective Date 4. Requisition/Purchase Request No. 5. Solicitation Caption M00017 March 1, 2005 DC Healthy Families Program 6. Issued by:

Code 5BJPW 7. Administered by (If other than line 6) Office of Contracting and Procurement Human Care Services Commodity Group 441 4th Street, NW., Suite 700 South Washington, DC 20001 Department of Health Medical Assistance Administration 825 North Capitol Street, NE. 4th floor Washington, DC 20002 8. Name and Address of Contractor (No., street, city, county, state and zip code) 9A. Amendment of Solicitation No. AmeriGroup Maryland, Inc. dba AmeriGroup District of Columbia. 750 First Street NE, Suite 1120 Washington, DC 20004 Phone: 202-218-4901 Fax: 202-783-8207 9B. Dated (See Item 11) X 10A. Modification of Contract/Order No. POHC-2002-D-0003 10B. Dated (See Item 13) August 1, 2002 DUNSCode TIN 11. THIS ITEM ONLY APPLIES TO AMENDMENTS OF SOLICITATIONS The above numbered solicitation is amended as set forth in item 14. The hour and date specified for receipt of Offers is extended. is not extended. Offers must acknowledge receipt of this amendment prior to the hour and date specified in the solicitation or as amended, by one of the following methods:

(a) By completing Items 8 and 15, and returning __________ copies of the amendment: (b) By acknowledging receipt of this amendment on each copy of the offer submitted; or (c) By separate letter or fax which includes a reference to the solicitation and amendment number. FAILURE OF YOUR ACKNOWLEDGMENT TO BE RECEIVED AT THE PLACE DESIGNATED FOR THE RECEIPT OF OFFERS PRIOR TO THE HOUR AND DATE SPECIFIED MAY RESULT IN REJECTION OF YOUR OFFER. If by virtue of this amendment you desire to change an offer already submitted, such may be made by letter or fax, provided each letter or fax makes reference to the solicitation and this amendment, and is received prior to the opening hour and date specified. 12. Accounting and Appropriation Data (If Required) 13. THIS ITEM APPLIES ONLY TO MODIFICATIONS OF CONTRACTS/ORDERS, IT MODIFIES THE CONTRACT/ORDER NO. AS DESCRIBED IN ITEM 14 A. This change order is issued pursuant to (Specify Authority):

The changes set forth in Item 14 are made in the contract/order no. in item 10A. B. The above numbered contract/order is modified to reflect the administrative changes (such as changes in paying office, appropriation data etc.) set forth in item 14, pursuant to the authority of 27 DCMR, Chapter 36, Section 3601.2. X C. This supplemental agreement is entered into pursuant to authority of: 27 DCMR Section 3601.2 The Changes Clause and mutual agreement of the parties. D. Other (Specify type of modification and authority) E. IMPORTANT: Contractor is not is required to sign this document and return ________ copies to the issuing office. 14. Description of Amendment/Modification (Organized by UCF Section headings, including solicitation/contract subject matter where feasible.) The contract referenced in block 10 is hereby modified to reflect changes associated with the addition of an expansion population as follows:

A. ADD to Section B, Section B.6.1.9 as shown on page 2 (Attachment 1). B. ADD to Section B, Section B.3.4 as shown on page 2 (Attachment 1). C. CHANGE C.1.1.1 to read as shown on page 2 (Attachment 1). D. ADD to Section C.1.2, the Applicable Documents as cited on page 2 (Attachment 2). E. ADD as B.6.2 the accepted rates for the expansion population as shown on the following page 2. ALL OTHER TERMS AND CONDITIONS REMAIN UNCHANGED. Except as provided herein, all terms and conditions of the document is referenced in Item 9A or 10A remain unchanged and in full force and effect. 15A. Name and Title of Signer (Type or print) 16A. Name of Contracting Officer Janice Parker Watson 15B. Name of Contractor 15C. Date Signed 16B. District of Columbia 16C. Date Signed (Signature) (Signature of Contracting Officer)

CONTRACT MODIFICATION FOR DCHFP PAGE 2
POHC-2002-D-0003/M00017

ATTACHMENT 1

ADD:

B.3.4. Enrollment estimates are not guaranteed.

ADD:

B.6.1.9 50-64 years of age childless adults

ADD:

B.6.2Rates for expansion population are as follows:

0001AI	50-64 years of age childless adults$890.00 per member per month

CHANGE C.1.1.1 to read as follows:

C.1.1.1DCHFP: The DCHFP program is a capitated program that consists of an array of comprehensive healthcare and mental health services. Services will be provided to approximately 100,000 primarily low-income pregnant women, children and adults who are enrolled in the DCHFP managed care program on a mandatory basis. Effective April 1, 2001, it is anticipated that approximately 11,000 additional eligible Medicaid recipients will be enrolled in the DCHFP program as a result of expanded coverage.

This expansion program is for DC residents that are childless adults 50-64 years of age.

ADD to Section C.1.2	Applicable Documents (add)

Terms and provisions of the waiver and federal law granted to the District by the Secretary of Health and Human Services under §1115 of the Social Security Act (U.S.C. § 1315).

See Attachment 2, Centers for Medicare and Medicaid Services (CMS), Revised Special Terms and Conditions (6 pages) incorporated herein.